Exhibit 4.14

DATED    3 January 2023

TOZIYANA RESOURCES LIMITED

INFINITE TREASURE LIMITED

BAKER STEEL RESOURCES TRUST LIMITED

- and -

CALEDONIA MINING CORPORATION PLC

DEED OF AMENDMENT

in respect of a sale and purchase agreement

for the sale and purchase of the share capital of

Bilboes Gold Limited

THIS AGREEMENT is dated     3 January 2023

BETWEEN:

(1)

TOZIYANA RESOURCES LIMITED being a company incorporated in Mauritius whose registered office is at c/o Maitland (Mauritius) Limited, Suite 420, 4th Floor Barkly Wharf, Le Caudan Waterfront, Port-Louis, Mauritius (“Toziyana”);

(2)

INFINITE TREASURE LIMITED being a company incorporated in the British Virgin Islands whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Infinite Treasure”);

(3)

BAKER  STEEL  RESOURCES  TRUST  LIMITED  being  a  company incorporated in the Channel Islands whose registered office is at Arnold House, St Julian’s Avenue, St Peter Port, Guernsey, Channel Islands (“Baker Steel” and together with Toziyana and Infinite Treasure, the “Sellers”); and

(4)	CALEDONIA MINING CORPORATION PLC (registered number 120924) whose registered office is at B006 Millais House, Castle Quay, Jersey, Channel Islands JE3 3EF (the “Buyer”).

BACKGROUND:

A.

On 21 July 2022 the Sellers and the Buyer entered into an agreement for the sale and purchase of the whole of the issued share capital of Bilboes Gold Limited, which was subsequently amended on 22 September 2022 (the “SPA”).

B.

The Sellers and the Buyer are entering into this Agreement in order to amend the SPA to reflect the correct issued share capital of Bilboes Holdings (Private) Limited, a company incorporated in Zimbabwe with registered number 113/82 (the “Subsidiary”).

IT IS AGREED as follows:

1.	Interpretation

1.1	Defined terms used in this Agreement shall, unless defined in this Agreement, have the meanings given to them in the SPA.

1.2	Clause 1.2 of the SPA shall be deemed to be incorporated in this Agreement as if set out in this Agreement in full.

2.	Amendment to the SPA

2.1	The table headed “Particulars of the Subsidiary” set out at Part 2 of Schedule 2 of the SPA shall be amended such that:

(a)	the wording set out opposite “Name:” in that table shall be deleted and replaced with:

“Bilboes Holdings (Private) Limited”; and

(b)	the wording set out opposite “Issued Share Capital:” in that table shall be deleted and replaced with:

“1,730,521 ordinary shares of US$0.01 each; 27,655 preference shares of US$0.01 each”.

3.	General

The provisions of Clause 13 (Confidential Information), Clause 14 (Termination), Clause 15 (Remedies and Waiver), Clause 16 (Successors and Assigns), Clause 17 (Non-Merger on Completion), Clause 18 (Illegality and Unenforceability), Clause 19 (No Partnership/Agency), Clause 20 (Further Assurance), Clause 21 (Variations), Clause 22 (Announcements), Clause 23 (Notices), Clause 24 (Costs and Expenses), Clause 25 (Payments under this Agreement), Clause 26 (Inadequacy of Damages), Clause 27 (Whole Agreement), Clause 28 (Counterparts), Clause 29 (Rights of Third Parties) and Clause 30 (Governing Law and Jurisdiction) of the SPA shall apply mutatis mutandis to this Agreement.

AS WITNESS this Agreement has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED AS A DEED		)
by	Mark Learmonth	)
duly authorised for and on behalf of		)
CALEDONIA MINING		)
CORPORATION PLC in the presence of:		)

Signature of witness

Name of witness	Adam Chester

Address of witness	B006 Millais House, Castle Quay, St Helier, Jersey JE2 3EF

Occupation of witness	Lawyer

EXECUTED AS A DEED	)
by	)
duly authorised for and on behalf of	)
TOZIYANA RESOURCES	)
LIMITED in the presence of:	)

Signature of witness

Name of witness

Address of witness

Occupation of witness

EXECUTED AS A DEED		)
by	Xiangwei Weng	)
duly authorised for and on behalf of		)
INFINITE TREASURE LIMITED		)
in the presence of:		)

Signature of witness

Name of witness	Chuan Jiang

Address of witness	Unit 1008, Tower C1, Oriental Plaza, Beijing, China

Occupation of witness	In House Counsel

EXECUTED AS A DEED	)
by	)
duly authorised for and on behalf of	)
CALEDONIA MINING	)
CORPORATION PLC in the presence of:	)

Signature of witness

Name of witness

Address of witness

Occupation of witness

EXECUTED AS A DEED	)
by	)
duly authorised for and on behalf of	)
INFINITE TREASURE LIMITED	)
in the presence of:	)

Signature of witness

Name of witness

Address of witness

Occupation of witness

EXECUTED AS A DEED by		)
BAKER STEEL RESOURCES TRUST		)
LIMITED		)
acting by
John Falla	, a director	)
)
in the presence of:		)

Signature of witness

Name of witness	Elizabeth T A Bridge

Address of witness	La Fontaine Farm, Vale Road, St Sampsons, Guernsey, GY2 4DS

Occupation of witness	Accountant

DATED 20 April 2023

TOZIYANA RESOURCES LIMITED

INFINITE TREASURE LIMITED

SHINING CAPITAL HOLDINGS II L.P.

BAKER STEEL RESOURCES TRUST LIMITED

- and -

CALEDONIA MINING CORPORATION PLC

DEED OF AMENDMENT

in respect of a sale and purchase agreement

for the sale and purchase of the share capital of

Bilboes Gold Limited

THIS AGREEMENT is dated   20 April 2023

BETWEEN:

1.

TOZIYANA RESOURCES LIMITED being a company incorporated in Mauritius whose registered office is at c/o Maitland (Mauritius) Limited, Suite 420, 4th Floor Barkly Wharf, Le Caudan Waterfront, Port-Louis, Mauritius (“Toziyana”);

2.

INFINITE TREASURE LIMITED being a company incorporated in the British Virgin Islands whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Infinite Treasure”);

3.	SHINING CAPITAL HOLDINGS II L.P. of 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands (“Shining Capital”);

4.

BAKER  STEEL  RESOURCES  TRUST  LIMITED  being a company incorporated in the Channel Islands whose registered office is at Arnold House, St Julian’s Avenue, St Peter Port, Guernsey, Channel Islands (“Baker Steel” and together with Toziyana and Infinite Treasure, the “Sellers”); and

5.	CALEDONIA MINING CORPORATION PLC (registered number 120924)

whose registered office is at B006 Millais House, Castle Quay, Jersey, Channel Islands JE3 3EF (the “Buyer”).

BACKGROUND:

A.

On 21 July 2022 the Sellers and the Buyer entered into an agreement for the sale and purchase of the whole of the issued share capital of Bilboes Gold Limited, which was subsequently amended on 22 September 2022 (to which amendment Shining Capital was a party and became the recipient of the shares issued by the Buyer to Infinite Treasure pursuant to the agreement) and on 3 January 2023 (which corrected an error in respect of the incorrectly stated share capital of Bilboes Holdings (Private) Limited) (the “SPA”).

B.

The Sellers and the Buyer are entering into this agreement in order to further amend the SPA to reflect an agreement between the Buyer, Infinite Treasure and Shining Capital that the Buyer should pay Shining Capital amounts equal to any dividends paid by the Company from Completion until the issue of the Escrow Consideration Shares as if the Escrow Consideration Shares had been issued at Completion in order to reflect a common commercial understanding between those parties as to the treatment of the Escrow Consideration Shares.

IT IS AGREED as follows:

1.	Interpretation

1.1	Defined terms used in this agreement shall, unless defined in this agreement, have the meanings given to them in the SPA.

1.2	Clause 1.2 of the SPA shall be deemed to be incorporated in this agreement as if set out in this agreement in full.

2.	Amendment to the SPA

2.1

A new clause 4.17 shall be inserted in the SPA after clause 4.16 to read as follows: “4.17  Following the issue of the Escrow Consideration Shares, the Buyer shall as soon as practicable pay the holder of the Escrow Consideration Shares in cash amounts equal to any dividends paid by the Company from Completion until the issue of the Escrow Consideration Shares as if the Escrow Consideration Shares had been issued at Completion.”

2.2

The Escrow Consideration Shares were issued to Shining Capital on 4 April 2023 and the Buyer paid a dividend of US$0.14 on each of its shares on 27 January 2023. Therefore, it is agreed that the total amount payable in cash to Shining Capital pursuant to clause 4.17 given the number of Escrow Consideration Shares of 441,095 shares is: 441,095 x 0.14 = US$61,753.30. It is agreed between the Buyer, Infinite Treasure and Shining Capital that this amount shall be paid as soon as practicable after execution of this agreement to the following bank account of Shining Capital:

Beneficiary Bank: Credit Suisse AG, Hong Kong Branch

SWIFT ID: CSHKHKHH

Beneficiary account: HK-901203

Beneficiary name: SHINING CAPITAL HOLDINGS II L.P.

3.	General

The provisions of Clause 13 (Confidential Information), Clause 14 (Termination), Clause 15 (Remedies and Waiver), Clause 16 (Successors and Assigns), Clause

17 (Non-Merger on Completion), Clause 18 (Illegality and Unenforceability), Clause 19 (No Partnership/Agency), Clause 20 (Further Assurance), Clause 21 (Variations), Clause 22 (Announcements), Clause 23 (Notices), Clause 24 (Costs and Expenses), Clause 25 (Payments under this Agreement), Clause 26 (Inadequacy of Damages), Clause 27 (Whole Agreement), Clause 28 (Counterparts), Clause 29 (Rights of Third Parties) and Clause 30 (Governing Law and Jurisdiction) of the SPA shall apply mutatis mutandis to this Agreement.

AS WITNESS this agreement has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED AS A DEED	)
by	)
duly authorised for and on behalf of	)
INFINITE TREASURE LIMITED	)
in the presence of:	)

Signature of witness

Name of witness

Address of witness

Occupation of witness

EXECUTED AS A DEED	)
by	)
duly authorised for and on behalf of	)
SHINING CAPITAL HOLDINGS II L.P.	)
in the presence of:	)

Signature of witness

Name of witness

Address of witness

Occupation of witness

EXECUTED AS A DEED by	)
BAKER STEEL RESOURCES TRUST	)
LIMITED	)
acting by	)
, a director	)
in the presence of:	)

Signature of witness

Name of witness

Address of witness

Occupation of witness

EXECUTED AS A DEED	)
by Victor Gapare	)
duly authorised for and on behalf of	)
TOZIYANA RESOURCES	)
LIMITED in the presence of:	)

Signature of witness

Name of witness	Adam Chester

Address of witness	St Helier, Jersey

Occupation of witness	Lawyer

EXECUTED AS A DEED	)
by John Mark Learmonth	)
duly authorised for and on behalf of	)
CALEDONIA MINING	)
CORPORATION PLC in the presence of:	)

Signature of witness

Name of witness	Adam Chester

Address of witness	St Helier, Jersey

Occupation of witness	Lawyer